                                                              EXHIBIT 1-A(5)

KEMPER INVESTORS LIFE INSURANCE COMPANY
An Illinois stock corporation
1 Kemper Drive, Long Grove, Illinois 60049-0001





RIGHT TO CANCEL - This policy may be returned to the Company within ten days of its receipt by the owner. It may be mailed or delivered to either the Company or the agent who sold it. Upon receipt, this policy will be deemed void from the beginning. Any premium paid will be refunded within seven days of receipt of a notice of cancellation and the return of this policy.

On the Maturity Date, if the insured is living and this policy is in force, the Company will pay the surrender value to the owner. If the insured dies prior to the maturity date and this policy is in force, the Company will pay to the beneficiary the death benefit in force at the time of the Insured's death. Payment made to the owner or to the beneficiary will be made subject to the terms of this policy.

This policy is issued in consideration of the attached application(s) and payment of the initial premium. The terms on this and the following pages are a part of this policy.

SIGNED FOR THE COMPANY AT LONG GROVE, ILLINOIS


       [sig]                                                 [sig]

     Secretary                                             President




FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
MATURES AT INSURANCE AGE 95
NON-PARTICIPATING

THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY



L-8001 (1/87)

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                               POLICY SCHEDULE


                                                INITIAL
DESCRIPTION OF PLAN:                            PREMIUM
                                                AMOUNT:



FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE        [$5,000]

MORTALITY AND EXPENSE RISK CHARGE:     [.90% PER YEAR TO BE ASSESSED DAILY ON
                                        THE SEPARATE ACCOUNT VALUE.]















POLICY NUMBER:  [00000]                      DEATH BENEFIT:     [$29,575.00]

INSURED:  [JOHN DOE]                         POLICY DATE:   [JANUARY 15, 1987]

AGE OF INSURED ON POLICY DATE:  [35]         MATURITY DATE:  [JANUARY 15, 2048]

                                             MONTHLY PROCESSING DAY:   [15]

PREMIUM CLASS:   [STANDARD/NON-SMOKER]

INSURED:   [JOHN DOE]

POLICY NUMBER:    [00000]





TRADE DATE:   [FEBRUARY 1, 1987]



VARIABLE ACCUMULATION UNDER SUBACCOUNTS:      INITIAL ALLOCATION OF PREMIUM:

KILICO MONEY MARKET SUBACCOUNT]                         [20%]

KILICO TOTAL RETURN SUBACCOUNT]                         [20%]

KILICO HIGH YIELD SUBACCOUNT]                           [20%]

KILICO EQUITY SUBACCOUNT]                               [20%]

KILICO GOVERNMENT SECURITIES SUBACCOUNT]                [20%]

DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each subaccount.

AGE - The insured's age on his or her last birthday.

CASH VALUE - The cash value of this policy is the sum of the subaccount values of the Separate Account plus the loan account value or prior to the trade date any values in the general account.

DEBT - The principal of any outstanding loan under this policy plus any loan interest due or accrued.

FUND - The Kemper Investors Fund, an open-end diversified investment company, in which the Separate Account invests.

GENERAL ACCOUNT - The assets of the Company other than those allocated to the Separate Account or any other separate account.

INSURANCE AGE - The age of the insured on the first day of any policy year. If the first day of a policy year falls on the insured's birthday, the age attained on such date is the insurance age.

MATURITY DATE - The maturity date is stated in the policy schedule. It is the policy anniversary coinciding with or next following the insured's ninety-fifth birthday.

MONTHLY PROCESSING DATE - The monthly processing date is stated in the policy schedule. It is the same day in each month as the policy date. It is the day from which policy months are determined.

MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the accumulation unit value for the assumption of mortality risks and expense guarantees.

POLICY DATE, POLICY YEAR - The policy date is stated in the policy schedule. It is used to determine policy years and monthly processing dates. Subsequent policy years will start on anniversaries of the policy date.

PREMIUM - A dollar amount received by the Company in U.S. currency as consideration for the benefits to be provided under this policy.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as KILICO Variable Separate Account.

SEPARATE ACCOUNT VALUE - On any valuation date the Separate Account value of this policy is the sum of its subaccount values.

SUBACCOUNTS - The Separate Account has several subaccounts. The subaccounts available under this policy are stated in the policy schedule.

SUBACCOUNT VALUE - Each subaccount shall be valued separately as determined by the formula stated in this policy.

SURRENDER VALUE - The surrender value of this policy is the cash value on the date of surrender minus: (1) any applicable surrender charge; and (2) any debt.

TRADE DATE - The trade date is stated in the policy schedule. It is the date on which values are allocated to the KILICO Money Market subaccount.

VALUATION DATE - Each business day on which valuation of the assets of the Separate Account is required by applicable law, which currently is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a valuation date and ends at the close of the next succeeding valuation date.

GENERAL PROVISIONS

THE CONTRACT - This policy, the attached application and any supplemental application(s) form the entire contract. All statements made in the application and any supplemental application(s) are representations and not warranties unless fraud is involved. No statement will void this policy or be used to deny a claim unless it is contained in the attached application(s).

MODIFICATION OF POLICY - Only the Company's president, secretary, or assistant secretaries have power to approve a change in or waive the provisions of this policy. No agent or person other than such officers can change or waive the terms of this policy.

OWNERSHIP OF POLICY - Unless otherwise provided in the application, the insured is the original policy owner. The owner has the exclusive right to cancel or amend this policy by agreement with the Company and exercise every option and right conferred by this policy, including the right of assignment. The Company reserves the right to require the return of the policy for endorsement for any change.

CHANGE OF OWNERSHIP - Ownership may be changed during the lifetime of the insured by written notice from the owner in a form satisfactory to the Company. After the Company receives written notice at its home office, the change will take effect as of the date the notice was signed. The change, however, will not apply to any payment made or action taken by the Company before the notice was received.

EFFECTIVE DATE OF COVERAGE - The effective date of coverage under this policy is the policy date. The issue date is the same date as the policy date unless a different issue date is stated in the policy schedule. Incontestability and suicide periods are measured from the issue date.

TERMINATION - All coverage under this policy terminates when any one of the following events occurs: (1) the owner requests that coverage terminate; (2) the insured dies; (3) this policy matures; or (4) the grace period ends.

INCONTESTABILITY - This policy shall be incontestable after is has been in force during the lifetime of the insured for two years from the issue date.

MISSTATEMENT OF AGE OR SEX - If the age or sex of the insured is misstated, the death benefit and cash value will be recalculated from the policy date using cost of insurance rates based on the correct sex and age.


                                                                        Page 1




L-8001 (1/87)


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                                                                        Page 2


L-8001 (1/87)


SUICIDE - Suicide, while sane or insane, within two years from the issue date is a risk not assumed under this policy.

The Company's liability for such suicide is limited to the cash value less any debt. When the laws of the state in which this policy is delivered require less than a two year period, the period will be as stated in such laws.

DUE PROOF OF DEATH - Upon the death of the insured, written proof of death in the form of a certified copy of the death certificate, a written physician's statement or any other proof satisfactory to the Company is required within sixty days of such death or as soon thereafter as is reasonably possible.

BENEFICIARY DESIGNATION AND CHANGE OF BENEFICIARY - The original beneficiary is named in the application for this policy. If a beneficiary is not named, the original beneficiary is the estate of the insured. The owner may change the beneficiary by filing a written change with the Company subject to the following:

(1) the change must be filed during the insured's lifetime;

(2) this policy must be in force at the time of filing for a change;

(3) such change must not be prohibited by the terms of an existing: assignment, beneficiary designation, or other restriction;

(4) such change shall take effect upon receipt by the Company at its home office;

(5) after receipt, the change shall take effect on the date the request for change was signed. However, action taken by the Company before such request was received shall remain valid; and

(6) the request for change provides information sufficient to identify the new beneficiary.

DEATH OF BENEFICIARY - The interest of a beneficiary who dies before the insured will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives the insured, the proceeds of this policy will be paid to the insured's estate.

If a beneficiary dies within ten days of the insured's death, proceeds of this policy will be paid as if the insured survived that beneficiary.

ASSIGNMENT - No assignment of this policy is binding on the Company until it is received by the Company at its home office. The Company assumes no responsibility for the validity of any assignment. Any claim under an assignment is subject to proof of the extent of the interest of the assignee. If this policy is assigned, the rights of the owner and beneficiary are subject to the rights of the assignee of record.

CHANGE OF PLAN - Once during the first two policy years this policy may be exchanged without imposition of any surrender charges for a permanent fixed benefit life insurance policy offered by the Company on the life of the insured. The Company will not require evidence of insurability. All indebtedness under this policy must be repaid and the return of this policy is required before the exchange is made.

The exchange will become effective when the Company receives at its home office, proper written request for the policy exchange and any amount due the Company on exchange. The amount of the new policy may be either the initial death benefit or the same net amount at risk on the effective date of the exchange. The new policy will have the same policy date, issue age and rate classification as this policy. The policy owner and beneficiary of the new policy will be the same as those of this policy on the effective date of the exchange.

The exchange is subject to an equitable adjustment in premiums and policy values to reflect variances, if any, in the premiums and values under both this policy and the new policy.

NON-PARTICIPATING - This policy will not pay dividends. It will not participate in any of the Company's surplus or earnings.

REPORTS - At least once each policy year the Company will send to the owner a report. The report will show the premiums paid, investment experience and charges made since the last report. The report will also show the current death benefit and cash value as well as any other information required by statute.

RESERVES, CASH VALUE AND DEATH BENEFIT - All reserves are greater than or equal to those required by statute. Any cash value and death benefit that may be available under this policy are not less than the minimum benefits required by any statute of the state in which this policy is delivered.

BASIS OF COMPUTATIONS - A detailed statement of the method of computation of cash value under this policy has been filed with the insurance department of the state in which this policy was delivered. The 1980 Commissioner's Standard Ordinary Mortality Table, age last birthday, is the basis for minimum cash values, death benefits and guaranteed maximum cost of insurance rates under this policy.

TAX TREATMENT - This policy is intended to qualify as a life insurance policy under the Internal Revenue Code. The Company may return premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Internal Revenue Code and its regulations or rulings. The owner will receive a copy of any such endorsement.

Currently, no charges are made against the Separate Account for federal, state or other taxes that may be attributable to the Separate Account. The Company may, however, in the future impose charges for federal income taxes attributable to the Separate Account. Charges for other taxes, if any, attributable to this policy may also be made.

PREMIUM PROVISIONS

INITIAL PREMIUM - The initial premium is stated in the policy schedule. It is payable to the Company or to an authorized agent on or before delivery of this policy.

ADDITIONAL PREMIUM - Subject to the premium guidelines established under Federal tax law, additional premiums of $1,000 or more may be paid once each policy year while this policy is in force. Evidence of insurability will be required when the additional premium increases the death benefit. The Company will furnish premium receipts upon request. Premiums received in excess of the premium guidelines will be refunded and no further premiums will be accepted until allowed by the then current maximum premium limitations.

PREMIUM ALLOCATION - The initial premium will be held in the Company's general account and will be credited with interest on the trade date as if the premium had been in the KILICO Money Market subaccount, less applicable charges. On the trade date, such values will be allocated to the KILICO Money Market subaccount. Allocation of the KILICO Money Market subaccount value to the subaccounts, as elected in the application by the owner, will occur 15 days following the trade date.

The allocation stated in the application will apply until such time as changed by the owner. The minimum initial allocation to a subaccount is $500.

GRACE PERIOD - If the surrender value on the day immediately preceding a monthly processing date is less than the monthly cost of insurance deduction for the next month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of premium payment or loan repayment equal to at least three monthly cost of insurance deductions.

This grace period will begin on the day the Company mails notice of the required payment to the last known address of the owner and any assignee of record.

If payment is not received within the grace period, all coverage under this policy will terminate at the end of the grace period in accordance with the nonforfeiture provisions. If death of the insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly cost of insurance deductions.

REINSTATEMENT - If this policy lapses because of insufficient cash value to cover the monthly cost of insurance deduction, and has not been surrendered for its surrender value, it may be reinstated at any time within five years after the date of lapse. The reinstatement is subject to:

(1) receipt of evidence of insurability satisfactory to the Company;

(2) payment of a minimum premium sufficient to keep this policy in force for three months; and

(3) payment of any debt against this policy which existed at the date of termination of coverage.

The effective date of reinstatement of a policy will be the monthly processing date that coincides with or next follows the date the application for reinstatement is approved by the Company.

The suicide and incontestability provisions will apply from the effective date of reinstatement. If this policy has been in force for two years during the lifetime of the insured, it will be contestable only as to statements made in the reinstatement application.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The variable benefits under this policy are provided through the KILICO Variable Separate Account which is referred to in this policy as the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act 1940. It is a separate investment account maintained by the Company into which a portion of company assets have been allocated for this policy and may be allocated for certain other policies.

LIABILITIES OF SEPARATE ACCOUNT - The assets equal to the reserves and other liabilities of the Separate Account shall not be charged with liabilities arising out of any other business the Company may conduct.

If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate Account, then the excess may be used to cover the liabilities of the Company's general account. The assets of the Separate Account shall be valued on each valuation date.

SUBACCOUNTS - The Separate Account consists of several subaccounts as shown in the policy schedule. The Company may, from time to time, combine or remove subaccounts in the Separate Account and establish additional subaccounts to the Separate Account. In such event the policy owner may be permitted to select other subaccounts under this policy. However, the right to make any such selection shall be limited by the terms and conditions the Company may impose on such transactions.

SERIES FUND - Each subaccount of the Separate Account will buy shares of a separate series of the Kemper Investors Fund. The Kemper Investors Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of the Kemper Investors Series Fund represents a separate investment portfolio which corresponds to one of the subaccounts of the Separate Account.

If the Company establishes additional subaccounts each new subaccount will invest in a new series of the Kemper Investors Fund or in shares of another investment company. The Company may also substitute other investment companies.

CHANGE OF INVESTMENT ADVISER OR INVESTMENT OBJECTIVES - Unless otherwise required by law or regulation, the investment adviser or any investment objective may not be changed without Company consent. Any investment objective will not be materially changed unless a statement of the change is filed with and approved by the Insurance Commissioner of the State of Illinois. If required, approval of or change of any investment objective will be filed with the Insurance Department of the State where this policy is delivered.

RIGHTS RESERVED BY THE COMPANY - The Company reserves the right, subject to compliance with the law as currently applicable or subsequently changed:

(1) to operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

(2) to take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;



L-8001 (1/87)

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                                                                       Page 4


L-8001 (1/87)


(3) to transfer any assets in any subaccount to another subaccount or to one or more separate accounts, or the Company's general account; or to add, combine or remove subaccounts in the Separate Account;

(4) to delete the shares of any of the portfolios of the fund or any other open-end investment company and to substitute, for the fund shares held in any subaccount, the shares of another portfolio of the fund or the shares of another investment company or any other investment permitted by law; and

(5) to change the way the Company assesses shares, but without increasing the aggregate amount beyond that currently charged to the Separate Account and the fund in connection with the policies.

When required by law, the Company will obtain the owner's approval of such changes and the approval of any regulatory authority.

TRANSFER PROVISIONS

TRANSFERS - The owner may transfer all or part of the value of each subaccount at any time to another subaccount subject to the following conditions:

(1) transfers are not permitted during the Right to Cancel period. Thereafter, one transfer shall be permitted in each thirty day period. All transfers which occur during one business day will be considered one transfer;

(2) the minimum amount which may be transferred is $500.00 or, if smaller, the remaining value of this policy's interest in a subaccount; and

(3) no partial transfer shall be made if the owner's remaining subaccount value shall be less than $500.00 after such transfer unless this policy's interest in such subaccount is eliminated by means of such transfer.

The Company reserves the right at any time and without prior notice to any party to terminate, suspend or modify the transfer provision described above.

Any transfer direction must clearly specify the amount which is to be transferred and the names of the subaccounts which are to be affected. A telephone transfer direction shall be honored by the Company only if a properly executed telephone transfer authorization is on file with the Company, and if such transfer direction complies with the authorization's conditions.

NONFORFEITURE PROVISIONS

CASH VALUE - The cash value of this policy is equal to the sum of the subaccount values plus the loan account value or prior to the trade date any values in the general account.

SUBACCOUNT VALUE - On any valuation date, the subaccount value in a subaccount equals:

(1) the subaccount value on the previous valuation date multiplied by the investment experience factor for the end of the current valuation period; plus

(2) any premiums received and allocated to the subaccount during the current valuation period; plus

(3) any cash value transferred into the subaccount during the current valuation period; minus

(4) any cash value transferred from the subaccount; minus

(5) the pro rata portion of the monthly cost of insurance deduction attributable to a subaccount whenever a valuation period includes a monthly processing date.

ACCUMULATION UNIT VALUE - Each subaccount has an accumulation unit value. For each subaccount, the accumulation unit value was initially set at $1.00. When premiums or other amounts are allocated to a subaccount, a number of units are purchased based on the subaccount's accumulation unit value at the end of the valuation period during which the allocation is made. When amounts are transferred out of or deducted from a subaccount, units are redeemed in a similar manner.

The accumulation unit value for each subsequent valuation period is the investment experience factor for that period multiplied by the accumulation unit value for the immediately preceding period. The accumulation unit value for a valuation period applies to each day in such period. The number of accumulation units will not change as a result of investment experience.

INVESTMENT EXPERIENCE FACTOR - Each subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the cash value in each subaccount during a valuation period.

The investment experience factor of a subaccount for a valuation period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

(1) is the net result of:

a. the net asset value per share of the investment held in the subaccount determined at the end of the current valuation period; plus

b. the per share amount of any dividend or capital gain distributions made by the investments held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

c. a charge or credit for any taxes reserved for the current valuation period which the Company determines to have resulted from the investment operations of the subaccount;

(2) is the net asset value per share of the investment held in the subaccount, determined at the end of the last prior valuation period;

(3) is the factor representing the mortality and expense risk charge sated in the policy schedule for the number of days in the valuation period.

INSUFFICIENT CASH VALUE - This policy will terminate as provided in the grace period provision if the surrender value on the date immediately preceding a monthly processing date is:

(1) insufficient to cover the monthly cost of insurance deduction for the month following such monthly processing date; and

(2) no premium payment or loan repayment sufficient to cover at least three monthly cost of insurance deductions is received before the end of the grace period.

Any deduction for the cost of insurance after termination of insurance will not be considered a reinstatement of this policy or a waiver by the Company of the termination.

COST OF INSURANCE - The cost of insurance is determined on a monthly basis.
The deduction will be allocated among the subaccounts in proportion to the value that each subaccount bears to the separate account value at the beginning of the policy month. The cost of insurance deduction will be made as of the policy date and on each monthly processing date.

The cost of insurance deduction on the policy date and each monthly processing date thereafter is equal to (1) multiplied by the result of (2) minus (3) where:

(1) is the cost of insurance rate, as described in the cost of insurance rate section;

(2) is the death benefit divided by 1.0032737; and

(3) is the cash value.

COST OF INSURANCE RATE - The monthly cost of insurance rate is based on the sex, insurance age and rate classification of the insured. The monthly cost of insurance rate will be determine by the Company based on its expectations as to future mortality experience.

Any change in the cost of insurance rates will apply to all individuals of the same class as the insured. At no time will such rate ever be greater than those shown in the table of guaranteed maximum cost of insurance rates.

POLICY LOAN PROVISIONS

POLICY LOANS - On and after the first monthly processing date, the Company will lend up to a maximum loan amount of 90% of this policy's cash value less any applicable surrender charges. The amount of any new loan may not exceed the maximum loan amount less debt on the date the loan is granted. The minimum amount of a loan is $500.

On the date the loan is made, subaccount values equal to the loan amount will be transferred to the loan account held in the general account until the loan is repaid. Amount in excess of premium will be loaned first. Unless directed otherwise, the loaned amount will be deducted from the subaccounts is proportion to the values that each subaccount bears to the separate account value.

Should the debt equal or exceed the cash value less surrender charge, this policy will terminate 61 days after notice has been mailed to the owner and to any assignee at their last known address.

Cash values derived from premium received by the Company in the form of a check or draft shall not be available for loans until 30 days after deposit of such check or draft.

POLICY LOAN INTEREST - The loan interest rate will be 6.00% per year compounded daily at the daily equivalent of a 6.00% annual rate. Interest not paid will be charged on a daily basis and will be added to the indebtedness and bear interest at the same rate.

POLICY LOAN REPAYMENT - A debt may be repaid in full or in part at any time while this policy is in force.

Repayment of debt will be applied first to reduce that portion of debt attributable to interest on loaned premium; second, to that portion of the debt attributable to premium; third to that portion of the debt attributable to interest on loaned amounts in excess of premium; and fourth to that portion of the debt attributable to loaned amounts in excess of premium.

As debt is paid, cash value in the loan account equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the subaccounts according to the then current premium allocation instructions.

EFFECT OF POLICY LOANS - During the existence of a loan, cash values within the loan account attributable to premium will earn no less than 4.00% per year. Cash values within the loan account attributable to amounts in excess of premium (as it is adjusted from time to time pursuant to the policy loan provision) will earn no less than 6.00% per year. Interest will be earned on a daily basis and will be added to the loan account.

SURRENDER VALUE PROVISIONS

SURRENDER - This policy may be surrendered for its surrender value upon written request by the owner and return of this policy to the Company at its home office. The request must be made during the lifetime of the insured and while this policy is in force. The return of this policy is required before the surrender value is paid.

Payment of the surrender value shall discharge the Company from its obligations under this policy. A surrender may subject the amount surrendered to a surrender charge.

The Company will pay the surrender value of this policy to the owner on the maturity date if the insured is living and this policy is in force.

SURRENDER CHARGE - During the first nine policy years a surrender charge shall be assessed if this policy is surrendered or if the cash value is applied under a settlement option. However, a surrender charge will not be assessed against cash values applied under a settlement option if this policy has been in force for five or more years and the settlement option elected provides for the payment of benefits for at least five years.

Any applicable surrender charge shall be applied against the lesser of the premium paid in the first policy year or the cash value at the time of the surrender or application under a settlement option. The Surrender Charge Table is as follows:

SURRENDER CHARGE TABLE

POLICY YEAR   1     2     3     4     5     6     7     8     9    10 & later

SURRENDER     9%    8%    7%    6%    5%    4%    3%    2%    1%     0
CHARGE

In no event will a surrender charge in any year exceed $60 per $1,000 of initial death benefit.



L-8001 (1/87)

L-8001 (1/87)


TRANSFER AND SURRENDER PROCEDURES

A surrender of transfer will be effective at the end of the valuation period following a telephone transfer direction or receipt by the Company at its home office of a written transfer or surrender request which contains all required information.

Accumulation units shall be redeemed to the extent necessary to achieve the dollar amount of the surrender or transfer. The accumulation units credited in each subaccount shall be reduced by the number of accumulation units redeemed. The reduction in the number of accumulation units will be determined on the basis of the accumulation unit value at the end of the valuation period during which the request containing all required information is received by the Company. An amount surrendered shall be paid within seven calendar days after the date proper written election is received by the Company unless: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the valuation unit is not reasonably practicable; or (3) such other periods as defined by the Securities and Exchange Commission for the protection of owners.

INSURANCE COVERAGE PROVISIONS

DEATH BENEFIT - On any valuation date the death benefit of this policy is the greater of: (1) the death benefit stated on schedule page less debt; or (2) the amount determined by multiplying the cash value by the factor shown in the Table of Death Benefit Factors for the then insurance age of the insured less debt.

PAYMENT OF DEATH BENEFIT - Death benefits will be paid following receipt by the Company at its home office of due proof that the insured died while this policy was in force. The death benefit will be determined based upon the date of death. The return of this policy is required before payment is made.

Proceeds that are payable in one sum at the death of the insured will be increased to include interest at the greater of a rate declared by the Company or the rate provided by statute. Such interest will be paid for the period from the date of the insured's death to the date of payment. This period will not exceed the greater of one year or the period of time provided by statute.

SETTLEMENT PROVISIONS

SETTLEMENT OPTIONS - Instead of the Company paying all of the death benefit or surrender value of this policy due in one sum, amount of $4,000 or more may be applied under one of the following settlement options.

Payments under these options will not be affected by the investment experience of any separate account after proceeds are applied under a settlement option.

Payments must be made to a natural person in his own right, referred to below as "payee". Payment will be made as elected on a monthly, quarterly, semi-annual or annual basis.

If the amount of any payment under a settlement option is less than $100, the Company may increase the interval between payments to a quarterly, semi-annual or annual payment to make the payment at least $100.

ELECTION OF SETTLEMENT OPTION - Election of a settlement option may be made by written notice to the Company. This election may be made:

(1) by the owner during the lifetime of the insured;

(2) by the beneficiary if no election made by the owner is in effect at the time of the death of the insured; or

(3) by the beneficiary if the owner reserves the right to the beneficiary to change an election upon the death of the insured. Such change must be made prior to the first settlement option payment.

An election in effect during the lifetime of the insured shall be revoked by a subsequent change of beneficiary or an assignment of this policy, unless provided otherwise.

GENERAL CONDITIONS - The cash value on the day immediately preceding the date on which the first benefit payment is due shall first be reduced by any applicable surrender charge and debt. The remaining value shall be used to determine the monthly benefit payment. For settlement Options 1 through 5, the monthly payment shall be based upon the settlement option elected in accordance with the appropriate settlement option table.

OPTION 1

INCOME FOR SPECIFIED PERIOD - The Company will pay income for the period and payment mode elected but not less than 3 years nor more than 30 years.

OPTION 2

LIFE INCOME - The Company will pay a monthly income to the payee during the payee's lifetime.

OPTION 3

LIFE INCOME WITH INSTALLMENTS GUARANTEED - The Company will pay a monthly income for the guaranteed period elected and thereafter for the remaining lifetime of the payee. The period elected may be 5, 10, 15 or 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY - The Company will pay the full monthly income while both payees are living. Upon the death of either payee, the income will continue during the lifetime of the surviving payee. The surviving payee's income shall be the percentage of such full amount chosen at the time of election of this option.

OPTION 5

PENSION AND SURVIVOR SETTLEMENT - The Company will pay the full monthly income during the lifetime of the primary payee. Such payments will continue whether or not the secondary payee is living. If the primary payee dies before the secondary payee dies, the benefits will continue during the lifetime of the secondary payee. However, such benefits will be for the percentage chosen for such continuation at the time this option is elected.

OPTION 6

INCOME OF SPECIFIED AMOUNT - The Company will pay the amount elected for as long as the amount applied and interest will last. The minimum income which may be elected is $10.00 per month for each $1,000 applied.

OPTION 7

PROCEEDS LEFT AT INTEREST - The Company will hold the amount applied on deposit, subject to any withdrawal limits stated in the supplementary contract. Interest will be paid on the amount deposited at the rate established by the Company.

OTHER SETTLEMENT ARRANGEMENTS - May be available with Company consent.

SUPPLEMENTARY CONTRACT - A supplementary contract will be issued to reflect payments to be made under a settlement option. If settlement is a result of the death of the insured, its effective date shall be the date of death. Otherwise its effective date will be the date chosen by the owner.

DATE OF FIRST PAYMENT - Interest under the settlement options will begin to accrue on the effective date of the supplementary contract. If the normal effective date is the 29th, 30th or 31st of the month, the effective date will be the 28th day of that month.

EVIDENCE OF AGE, SEX AND SURVIVAL - The Company may require satisfactory evidence of the age and sex of any person on whose life the income is to be based and the continued survival of any person on whose life the income is based.

INTEREST AND MORTALITY - Interest on funds held by the Company under Options 1, 6 and 7 shall be at the rate of 4.00% per year. The sums payable under the Options 2, 3, 4 and 5 are based on the 1971 Individual Annuity Mortality Tables, male and female, at 4.00% interest per year. Interest shall be compounded annually. Additionally interest earnings, if any, will be paid as determined by the Company.

DISBURSEMENT OF FUNDS UPON DEATH OF PAYEE: UNDER OPTIONS 1, 3, 6 OR 7 - At payee's death, the following amounts will be paid in one sum to the estate of the payee, unless otherwise provided in the supplementary contract:

(1) under Option 1 or 3, the commuted value, based on 4.00% interest, of any remaining unpaid guaranteed installments;

(2) under Option 6, any remaining principal amount and accrued interest; and

(3) under Option 7, the amount left on deposit and unpaid interest.

PROTECTION OF BENEFITS - Unless otherwise provided in the supplementary contract the payee may not: (1) commute; (2) anticipate; (3) assign; (4) alienate; or (5) otherwise encumber any payment to be received.

CREDITORS - The proceeds of the policy and any payment under an option will be exempt from the claim of creditors and from legal process to the extent permitted by law.



L-8001 (1/87)

TABLE OF DEATH BENEFIT FACTORS


      INSURANCE             DEATH                 INSURANCE            DEATH                 INSURANCE      DEATH
      AGE                   BENEFIT FACTOR        AGE                  BENEFIT FACTOR        AGE            BENEFIT FACTOR
----------------------------------------------------------------------------------------------------------------------------
      0-40                  2.50                  54                   1.57                  68             1.17
      41                    2.43                  55                   1.50                  69             1.16
      42                    2.36                  56                   1.46                  70             1.15
      43                    2.29                  57                   1.42                  71             1.13
      44                    2.22                  58                   1.38                  72             1.11
      45                    2.15                  59                   1.34                  73             1.09
      46                    2.09                  60                   1.30                  74             1.07
      47                    2.03                  61                   1.28                  75-90          1.05
      48                    1.97                  62                   1.26                  91             1.04
      49                    1.91                  63                   1.24                  92             1.03
      50                    1.85                  64                   1.22                  93             1.02
      51                    1.78                  65                   1.20                  94             1.01
      52                    1.71                  66                   1.19                  95             1.00
      53                    1.64                  67                   1.18


OPTION TABLES

OPTION 1 - INCOME FOR SPECIFIED PERIOD*
AMOUNT OF INSTALLMENT FOR PERIOD AND PAYMENT MODE ELECTED
(FOR EACH $1000 APPLIED)

SPECIFIED
PERIOD
(YEARS)   ANNUAL    SEMI-ANNUAL   QUARTERLY    MONTHLY
3         346.49      174.94         87.90      29.40
4         264.89      133.75         67.20      22.47
5         215.99      109.05         54.79      18.32
6         183.42       92.61         46.53      15.56
7         160.20       80.89         40.64      13.59
8         142.82       72.11         36.23      12.12
9         129.32       65.29         32.81      10.97
10        118.55       59.86         30.07      10.06
15         86.48       43.66         21.94      7.34
20         70.75       35.72         17.95      6.00
25         61.55       31.08         15.61      5.22
30         55.61       28.08         14.11      4.72

* Values for specified periods not shown will be furnished by the Company upon request.



OPTION 2 - LIFE INCOME*

MONTHLY INSTALLMENT FOR EACH $1000 APPLIED

           MONTHLY INCOME                  MONTHLY INCOME
AGE       MALE      FEMALE       AGE      MALE      FEMALE
35        4.17        3.96       60       6.20       5.56
36        4.21        3.99       61       6.35       5.69
37        4.25        4.02       62       6.51       5.82
38        4.30        4.06       63       6.69       5.96
39        4.35        4.09       64       6.87       6.11
40        4.40        4.13       65       7.07       6.27
41        4.45        4.17       66       7.28       6.45
42        4.51        4.21       67       7.51       6.64
43        4.57        4.26       68       7.75       6.85
44        4.63        4.31       69       8.01       7.08
45        4.70        4.36       70       8.30       7.33
46        4.77        4.41       71       8.60       7.60
47        4.85        4.46       72       8.93       7.90
48        4.92        4.52       73       9.28       8.22
49        5.00        4.59       74       9.67       8.57
50        5.09        4.65       75      10.08       8.95
51        5.17        4.72       76      10.53       9.37
52        5.27        4.80       77      11.02       9.82
53        5.36        4.87       78      11.54      10.32
54        5.47        4.96       79      12.12      10.86
55        5.57        5.05       80      12.74      11.46
56        5.68        5.14       81      13.41      12.11
57        5.80        5.24       82      14.14      12.82
58        5.93        5.34       83      14.95      13.59
59        6.06        5.45       84      15.84      14.43
                                 85      16.83      15.34


*Values for ages not shown will be furnished by the Company upon request.


OPTION 3 - LIFE INCOME WITH INSTALLMENTS
GUARANTEED*
MONTHLY INSTALLMENTS FOR EACH $1000 APPLIED



         GUARANTEED PERIOD (M = MALE  F = FEMALE)
            5YR     5YR  10YR   10YR   15YR  15YR   20YR  20 YR
    AGE       M       F    M      F     M      F     M     F
    35       4.16   3.96  4.15   3.95  4.14  3.94   4.11  3.93
    36       4.20   3.99  4.19   3.98  4.18  3.97   4.15  3.96
    37       4.25   4.02  4.24   4.01  4.22  4.00   4.19  3.99
    38       4.29   4.05  4.28   4.05  4.26  4.04   4.22  4.02
    39       4.34   4.09  4.33   4.08  4.30  4.07   4.26  4.06
    40       4.39   4.13  4.38   4.12  4.35  4.11   4.30  4.09
    41       4.45   4.17  4.43   4.16  4.40  4.15   4.34  4.13
    42       4.50   4.21  4.48   4.20  4.45  4.19   4.39  4.16
    43       4.56   4.25  4.54   4.25  4.50  4.23   4.43  4.20
    44       4.63   4.30  4.60   4.29  4.55  4.27   4.48  4.24
    45       4.69   4.35  4.66   4.34  4.60  4.32   4.53  4.28
    46       4.76   4.40  4.72   4.39  4.66  4.37   4.57  4.33
    47       4.83   4.46  4.79   4.44  4.72  4.42   4.62  4.37
    48       4.91   4.52  4.86   4.50  4.78  4.47   4.68  4.42
    49       4.99   4.58  4.93   4.56  4.84  4.52   4.73  4.47
    50       5.07   4.64  5.01   4.62  4.91  4.58   4.78  4.52
    51       5.15   4.71  5.08   4.69  4.98  4.64   4.84  4.57
    52       5.24   4.79  5.17   4.76  5.05  4.70   4.89  4.63
    53       5.34   4.86  5.25   4.83  5.12  4.77   4.95  4.69
    54       5.43   4.95  5.34   4.91  5.19  4.84   5.01  4.75
    55       5.54   5.03  5.43   4.99  5.27  4.91   5.06  4.81
    56       5.64   5.12  5.53   5.07  5.35  4.99   5.12  4.87
    57       5.76   5.22  5.63   5.16  5.43  5.06   5.18  4.93
    58       5.88   5.32  5.73   5.25  5.51  5.15   5.24  5.00
    59       6.01   5.42  5.84   5.35  5.60  5.23   5.30  5.07
    60       6.14   5.53  5.96   5.45  5.69  5.32   5.36  5.14
    61       6.28   5.65  6.08   5.56  5.78  5.41   5.42  5.20
    62       6.43   5.78  6.21   5.68  5.87  5.51   5.48  5.27
    63       6.59   5.92  6.34   5.80  5.97  5.61   5.53  5.34
    64       6.77   6.06  6.48   5.93  6.06  5.71   5.59  5.41
    65       6.95   6.22  6.62   6.07  6.16  5.82   5.64  5.48
    66       7.14   6.39  6.77   6.22  6.26  5.93   5.69  5.54
    67       7.35   6.57  6.93   6.37  6.35  6.04   5.73  5.60
    68       7.57   6.77  7.09   6.54  6.45  6.15   5.78  5.66
    69       7.81   6.99  7.26   6.71  6.54  6.26   5.81  5.71
    70       8.06   7.22  7.43   6.89  6.63  6.38   5.85  5.76
    71       8.32   7.47  7.60   7.08  6.72  6.49   5.88  5.81
    72       8.60   7.74  7.78   7.28  6.80  6.59   5.91  5.84
    73       8.90   8.03  7.96   7.48  6.88  6.69   5.93  5.88
    74       9.22   8.34  8.14   7.68  6.95  6.79   5.95  5.90
    75       9.55   8.67  8.32   7.89  7.02  6.87   5.97  5.92
    76       9.90   9.02  8.50   8.10  7.08  6.95   5.98  5.94
    77      10.27   9.40  8.67   8.30  7.13  7.02   5.99  5.96
    78      10.66   9.80  8.84   8.50  7.18  7.08   5.99  5.97
    79      11.06  10.22  9.01   8.69  7.22  7.13   6.00  5.98
    80      11.48  10.66  9.16   8.88  7.25  7.17   6.00  5.98
    81      11.92  11.12  9.31   9.04  7.28  7.21   6.00  5.99
    82      12.38  11.60  9.44   9.20  7.29  7.24   6.00  5.99
    83      12.85  12.08  9.57   9.33  7.31  7.26   6.00  6.00
    84      13.34  12.57  9.67   9.45  7.32  7.28   6.00  6.00
    85      13.83  13.06  9.76   9.56  7.33  7.29   6.00  6.00

    *Values for ages not shown will be furnished by the Company upon request.

OPTION 4 - JOINT AND SURVIVOR ANNUITY

(66-2/3% CONTINUING SURVIVOR BENEFIT)
MONTHLY INSTALLMENT FOR EACH $1000 APPLIED*

MALE      FEMALE      AGE
AGE       55    56    57     58    59     60     61
55        5.04  5.09  5.13   5.18  5.23  5.28   5.34
56        5.08  5.13  5.18   5.23  5.28  5.33   5.39
57        5.12  5.17  5.22   5.27  5.33  5.38   5.44
58        5.16  5.21  5.27   5.32  5.38  5.43   5.49
59        5.21  5.26  5.31   5.37  5.43  5.49   5.55
60        5.25  5.30  5.36   5.42  5.48  5.54   5.60
61        5.29  5.35  5.41   5.47  5.53  5.59   5.66
62        5.34  5.40  5.46   5.52  5.58  5.65   5.72
63        5.39  5.45  5.51   5.57  5.64  5.71   5.77
64        5.43  5.49  5.56   5.62  5.69  5.76   5.83
65        5.48  5.54  5.61   5.68  5.75  5.82   5.90
66        5.53  5.60  5.66   5.73  5.81  5.88   5.96
67        5.58  5.65  5.72   5.79  5.86  5.94   6.02
68        5.63  5.70  5.77   5.85  5.92  6.00   6.09
69        5.68  5.75  5.83   5.90  5.98  6.07   6.15
70        5.74  5.81  5.88   5.96  6.05  6.13   6.22
71        5.79  5.86  5.94   6.02  6.11  6.19   6.29
72        5.84  5.92  6.00   6.08  6.17  6.26   6.35
73        5.90  5.98  6.06   6.14  6.23  6.33   6.42
74        5.95  6.03  6.12   6.21  6.30  6.39   6.49
75        6.01  6.09  6.18   6.27  6.36  6.46   6.56


AGE       62    63    64     65    66    67     68
55        5.39  5.45  5.50   5.56  5.62  5.69   5.75
56        5.44  5.50  5.56   5.62  5.68  5.75   5.82
57        5.50  5.56  5.62   5.68  5.75  5.82   5.89
58        5.55  5.61  5.68   5.74  5.81  5.88   5.96
59        5.61  5.67  5.74   5.81  5.88  5.95   6.03
60        5.67  5.73  5.80   5.87  5.95  6.02   6.10
61        5.73  5.79  5.87   5.94  6.02  6.10   6.18
62        5.79  5.86  5.93   6.01  6.09  6.17   6.26
63        5.85  5.92  6.00   6.08  6.16  6.25   6.34
64        5.91  5.99  6.07   6.15  6.24  6.33   6.42
65        5.97  6.05  6.14   6.22  6.31  6.41   6.51
66        6.04  6.12  6.21   6.30  6.39  6.49   6.59
67        6.11  6.19  6.28   6.38  6.47  6.58   6.68
68        6.17  6.26  6.36   6.45  6.56  6.66   6.77
69        6.24  6.33  6.43   6.53  6.64  6.75   6.87
70        6.31  6.41  6.51   6.61  6.72  6.84   6.96
71        6.38  6.48  6.58   6.69  6.81  6.93   7.06
72        6.45  6.56  6.66   6.78  6.90  7.02   7.15
73        6.52  6.63  6.74   6.86  6.98  7.11   7.25
74        6.60  6.71  6.82   6.94  7.07  7.21   7.35
75        6.67  6.78  6.90   7.03  7.16  7.30   7.45


AGE       69    70    71     72    73    74     75
55        5.82  5.89  5.96   6.03  6.10  6.18   6.26
56        5.89  5.96  6.03   6.11  6.18  6.26   6.34
57        5.96  6.03  6.11   6.19  6.27  6.35   6.43
58        6.03  6.11  6.19   6.27  6.35  6.44   6.52
59        6.11  6.19  6.27   6.35  6.44  6.53   6.62
60        6.18  6.27  6.35   6.44  6.53  6.62   6.72
61        6.26  6.35  6.44   6.53  6.63  6.72   6.82
62        6.35  6.44  6.53   6.63  6.73  6.83   6.93
63        6.43  6.53  6.62   6.73  6.83  6.93   7.04
64        6.52  6.62  6.72   6.83  6.93  7.04   7.15
65        6.61  6.71  6.82   6.93  7.04  7.16   7.27
66        6.70  6.81  6.92   7.04  7.15  7.28   7.40
67        6.79  6.91  7.03   7.15  7.27  7.40   7.53
68        6.89  7.01  7.13   7.26  7.39  7.52   7.66
69        6.99  7.11  7.24   7.38  7.51  7.65   7.80
70        7.09  7.22  7.35   7.49  7.64  7.79   7.94
71        7.19  7.33  7.47   7.62  7.77  7.92   8.08
72        7.29  7.44  7.59   7.74  7.90  8.06   8.23
73        7.40  7.55  7.70   7.87  8.03  8.21   8.38
74        7.50  7.66  7.82   7.99  8.17  8.35   8.54
75        7.61  7.77  7.94   8.12  8.31  8.50   8.70



OPTION 5 - PENSION AND SURVIVOR ANNUITY
PRIMARY PAYEE - MONTHLY INSTALLMENT FOR EACH $1000 APPLIED
WHEN THE PRIMARY PAYEE IS MALE AND THE SECONDARY
PAYEE IS FEMALE*

(100% MALE CONTINUING SURVIVOR BENEFIT)
(50% FEMALE CONTINUING SURVIVOR BENEFIT)


MALE   SECONDARY PAYEE - FEMALE AGE
AGE   55     56     57      58     59      60     61
55    5.04   5.06   5.08    5.11   5.13    5.16   5.18
56    5.10   5.12   5.15    5.18   5.20    5.23   5.25
57    5.16   5.19   5.22    5.24   5.27    5.30   5.33
58    5.22   5.25   5.28    5.31   5.34    5.37   5.40
59    5.29   5.32   5.35    5.39   5.42    5.45   5.48
60    5.36   5.39   5.43    5.46   5.49    5.53   5.56
61    5.43   5.46   5.50    5.54   5.57    5.61   5.65
62    5.50   5.54   5.58    5.62   5.65    5.69   5.73
63    5.57   5.61   5.66    5.70   5.74    5.78   5.82
64    5.65   5.69   5.74    5.78   5.82    5.87   5.91
65    5.73   5.77   5.82    5.87   5.91    5.96   6.01
66    5.81   5.86   5.91    5.95   6.00    6.05   6.11
67    5.89   5.94   5.99    6.05   6.10    6.15   6.21
68    5.98   6.03   6.08    6.14   6.19    6.25   6.31
69    6.07   6.12   6.18    6.24   6.29    6.35   6.42
70    6.16   6.21   6.27    6.33   6.40    6.46   6.53
71    6.25   6.31   6.37    6.44   6.50    6.57   6.64
72    6.34   6.41   6.47    6.54   6.61    6.68   6.75
73    6.44   6.51   6.58    6.65   6.72    6.79   6.87
74    6.54   6.61   6.68    6.75   6.83    6.91   6.99
75    6.64   6.71   6.79    6.86   6.94    7.03   7.11


AGE   62     63     64      65     66      67     68
55    5.20   5.22   5.24    5.27   5.29    5.31   5.32
56    5.28   5.30   5.32    5.35   5.37    5.39   5.41
57    5.35   5.38   5.40    5.43   5.45    5.48   5.50
58    5.43   5.46   5.49    5.51   5.54    5.57   5.59
59    5.51   5.54   5.57    5.60   5.63    5.66   5.69
60    5.60   5.63   5.66    5.69   5.73    5.76   5.79
61    5.68   5.72   5.75    5.79   5.82    5.86   5.89
62    5.77   5.81   5.85    5.89   5.92    5.96   6.00
63    5.86   5.90   5.95    5.99   6.03    6.07   6.11
64    5.96   6.00   6.05    6.09   6.14    6.18   6.23
65    6.06   6.10   6.15    6.20   6.25    6.30   6.35
66    6.16   6.21   6.26    6.31   6.37    6.42   6.47
67    6.26   6.32   6.37    6.43   6.49    6.54   6.60
68    6.37   6.43   6.49    6.55   6.61    6.67   6.74
69    6.48   6.54   6.61    6.67   6.74    6.81   6.87
70    6.59   6.66   6.73    6.80   6.87    6.94   7.02
71    6.71   6.78   6.85    6.93   7.01    7.09   7.17
72    6.83   6.90   6.98    7.06   7.15    7.23   7.32
73    6.95   7.03   7.11    7.20   7.29    7.38   7.47
74    7.07   7.16   7.25    7.34   7.43    7.53   7.63
75    7.20   7.29   7.38    7.48   7.58    7.69   7.79


AGE   69     70     71      72     73      74     75
55    5.34   5.36   5.38    5.39   5.41    5.42   5.44
56    5.43   5.45   5.47    5.49   5.50    5.52   5.53
57    5.52   5.54   5.56    5.58   5.60    5.62   5.64
58    5.62   5.64   5.66    5.68   5.71    5.72   5.74
59    5.71   5.74   5.77    5.79   5.81    5.83   5.85
60    5.82   5.85   5.87    5.90   5.93    5.95   5.97
61    5.92   5.96   5.99    6.02   6.04    6.07   6.09
62    6.03   6.07   6.10    6.14   6.17    6.20   6.22
63    6.15   6.19   6.23    6.26   6.30    6.33   6.36
64    6.27   6.31   6.35    6.39   6.43    6.47   6.50
65    6.39   6.44   6.49    6.53   6.57    6.61   6.65
66    6.52   6.58   6.62    6.67   6.72    6.77   6.81
67    6.66   6.71   6.77    6.82   6.88    6.93   6.97
68    6.80   6.86   6.92    6.98   7.04    7.09   7.15
69    6.94   7.01   7.08    7.14   7.20    7.27   7.33
70    7.09   7.16   7.24    7.31   7.38    7.45   7.51
71    7.25   7.33   7.40    7.48   7.56    7.64   7.71
72    7.40   7.49   7.58    7.66   7.75    7.83   7.92
73    7.57   7.66   7.76    7.85   7.94    8.04   8.13
74    7.73   7.84   7.94    8.04   8.15    8.25   8.35
75    7.90   8.01   8.13    8.24   8.35    8.46   8.58



 *Values for other ages, sex and percent combinations will be furnished by the
                             Company upon request.

TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
STANDARD RATE CLASSIFICATION

Monthly Cost of Insurance - Rate per $1,000



--------------------------------------------------------------------------------------------------------------------------
Insurance       Male       Female    Insurance           Male        Female    Insurance            Male          Female
Age                                     Age                                       Age
--------------------------------------------------------------------------------------------------------------------------
 0             $.21921     $.15669      32              $.12668     $.11085       64              $ 1.67447     $ 1.07532
 1              .08584      .07000      33               .13168      .11501       65                1.85761       1.18975
 2              .08251      .06667      34               .13752      .12001       66                2.05583       1.30838
 3              .08084      .06500      35               .14419      .12585       67                2.26847       1.42954
 4              .07751      .06417      36               .15169      .13418       68                2.49957       1.55491

 5              .07334      .06250      37               .16169      .14419       69                2.75591       1.69453
 6              .06917      .06084      38               .17253      .15502       70                3.04592       1.85845
 7              .06500      .05917      39               .18420      .16669       71                3.37720       2.05839
 8              .06250      .05834      40               .19837      .18087       72                3.75992       2.30363
 9              .06167      .05750      41               .21338      .19587       73                4.19334       2.59756

10              .06250      .05667      42               .22922      .21088       74                4.67004       2.93610
11              .06750      .05834      43               .24673      .22588       75                5.18003       3.31428
12              .07667      .06084      44               .26590      .24089       76                5.71919       3.72382
13              .08917      .06417      45               .28758      .25757       77                6.28340       4.16309
14              .10334      .06834      46               .31093      .27508       78                6.87612       4.63892

15              .11335      .07167      47               .33595      .29425       79                7.51607       5.16656
16              .12335      .07501      48               .36347      .31427       80                8.22375       5.76724
17              .13085      .07751      49               .39349      .33678       81                9.01810       6.45895
18              .13585      .08001      50               .42768      .36180       82                9.91569       7.25729
19              .13919      .08251      51               .46688      .38932       83               10.91280       8.15937

20              .14002      .08417      52               .51193      .42101       84               11.99040       9.15556
21              .13835      .08584      53               .56365      .45604       85               13.12418      10.23537
22              .13585      .08667      54               .62122      .49191       86               14.29994      11.39164
23              .13252      .08834      55               .68547      .53028       87               15.49991      12.62319
24              .12918      .09001      56               .75557      .56866       88               16.71910      13.93142

25              .12502      .09168      57               .82985      .60620       89               17.97489      15.32721
26              .12252      .09418      58               .91250      .64375       90               19.28574      16.82248
27              .12085      .09584      59              1.00518      .68630       91               20.68243      18.45266
28              .12001      .09834      60              1.10873      .73638       92               22.21791      20.28063
29              .12001      .10168      61              1.22400      .79814       93               24.04369      22.43826

30              .12085      .10418      62              1.35684      .87493       94               26.50346      25.22305
31              .12335      .10751      63              1.50727      .96927

--------------------------------------------------------------------------------------------------------------------------











L-8027 (1/87)

INDEX                                                                       PAGE

POLICY SCHEDULE
DEFINITIONS
ACCUMULATION UNIT ..........................................................  1
AGE.........................................................................  1
CASH VALUE .................................................................  1
DEBT .......................................................................  1
FUND .......................................................................  1
GENERAL ACCOUNT ............................................................  1
INSURANCE AGE ..............................................................  1
MATURITY DATE ..............................................................  1
MONTHLY PROCESSING DATE ....................................................  1
MORTALITY AND EXPENSE RISK CHARGE ..........................................  1
POLICY DATE, POLICY YEAR ...................................................  1
PREMIUM ....................................................................  1
SEPARATE ACCOUNT ...........................................................  1
SEPARATE ACCOUNT VALUE .....................................................  1
SUBACCOUNTS ................................................................  1
SUBACCOUNT VALUE ...........................................................  1
SURRENDER VALUE ............................................................  1
TRADE DATE .................................................................  1
VALUATION DATE .............................................................  1
VALUATION PERIOD ...........................................................  1

GENERAL PROVISIONS
THE CONTRACT ...............................................................  1
MODIFICATION OF POLICY .....................................................  1
OWNERSHIP OF POLICY ........................................................  1
CHANGE OF OWNERSHIP ........................................................  1
EFFECTIVE DATE OF COVERAGE .................................................  1
TERMINATION ................................................................  1
INCONTESTABILITY ...........................................................  1
MISSTATEMENT OF AGE OR SEX .................................................  1
SUICIDE ....................................................................  1
DUE PROOF OF DEATH .........................................................  2
BENEFICIARY DESIGNATION AND CHANGE OF BENEFICIARY ..........................  2
DEATH OF BENEFICIARY .......................................................  2
ASSIGNMENT .................................................................  2
CHANGE OF PLAN .............................................................  2
NON-PARTICIPATION ..........................................................  2
REPORTS   ..................................................................  2
RESERVES, CASH VALUE AND DEATH BENEFIT .....................................  2
BASIS OF COMPUTATIONS ......................................................  2
TAX TREATMENT ..............................................................  2

PREMIUM PROVISIONS
INITIAL PREMIUM ............................................................  2
ADDITIONAL PREMIUM .........................................................  2
PREMIUM ALLOCATION .........................................................  2
GRACE PERIOD ...............................................................  2
REINSTATEMENT ..............................................................  3

VARIABLE ACCOUNT PROVISIONS
SEPARATE ACCOUNT ...........................................................  3
LIABILITIES OF SEPARATE ACCOUNT ............................................  3
SUBACCOUNTS ................................................................  3
SERIES FUND ................................................................  3
CHANGE OF INVESTMENT ADVISER OR INVESTMENT OBJECTIVES ......................  3
RIGHTS RESERVED BY THE COMPANY .............................................  3

TRANSFER PROVISIONS
TRANSFERS ..................................................................  4

NONFORFEITURE PROVISIONS
CASH VALUE .................................................................  4
SUBACCOUNT VALUE ...........................................................  4
ACCUMULATION UNIT VALUE ....................................................  4

NONFORFETURE PROVISIONS (CONTINUED)
INVESTMENT EXPERIENCE FACTOR ..............................................    4
INSUFFICIENT CASH VALUE ...................................................    4
COST OF INSURANCE .........................................................    4
COST OF INSURANCE RATE ....................................................    5

POLICY LOAN PROVISIONS
POLICY LOANS ..............................................................    5
POLICY LOAN INTEREST ......................................................    5
POLICY LOAN REPAYMENT .....................................................    5
EFFECTIVE ON POLICY LOANS .................................................    5

SURRENDER VALUE PROVISIONS
SURRENDER .................................................................    5
SURRENDER CHARGE ..........................................................    5
SURRENDER CHARGE TABLE ....................................................    5
TRANSFER AND SURRENDER PROCEDURES .........................................    5

INSURANCE COVERAGE PROVISIONS
DEATH BENEFIT .............................................................    6
PAYMENT OF DEATH BENEFIT ..................................................    6

SETTLEMENT PROVISIONS
SETTLEMENT OPTIONS ........................................................    6
ELECTION OF SETTLEMENT OPTION .............................................    6
GENERAL CONDITIONS ........................................................    6
OPTIONS 1-7 ...............................................................    6
OTHER SETTLEMENT ARRANGEMENTS .............................................    7
SUPPLEMENTARY CONTRACT ....................................................    7
DATE OF FIRST PAYMENT .....................................................    7
EVIDENCE OF AGE, SEX AND SURVIVAL .........................................    7
INTEREST AND MORTALITY ....................................................    7
DISBURSEMENT OF FUNDS UPON DEATH OF PAYEE .................................    7
PROTECTION OF BENEFITS ....................................................    7
CREDITORS .................................................................    7

TABLE OF DEATH BENEFIT FACTORS ............................................    8

OPTION TABLES ............................................................. 9-10

TABLE OF GUARANTEED MAXIMUM INSURANCE RATES

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
MATURES AT INSURANCE AGE 95
NON-PARTICIPATING

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY

KEMPER INVESTORS LIFE INSURANCE COMPANY
An Illinois stock corporation
1 Kemper Drive, Long Grove, Illinois 60049-0001


Form L-8001 (1/87)